Exhibit 99.906CERT

Exhibit 12(b)

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Michael A. Bell, Principal Executive Officer, and Daniel W. Koors, Principal Financial Officer of Curian Variable Series Trust, certify that:

1.                                       This Form N-CSR filing for the registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ Michael A. Bell
Michael A. Bell
Principal Executive Officer

Date:	September 6, 2012

By:	/s/ Daniel W. Koors
Daniel W. Koors
Principal Financial Officer

Date:	September 6, 2012

This certificate is furnished pursuant to the requirements of Form N-CSR and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.